                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                Amendment No. 2
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 14, 1997

                        Transworld Home HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)



         1-11570                                         13-3098275
(Commission File Number)                    (I.R.S. Employer Identification No.)


75 Terminal Avenue, Clark, New Jersey                      07066
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (908) 340-1144



         (Former name or former address, if changed since last report.)



The registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on or about January 22, 1997 as set forth in the pages attached hereto: Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. This filing also includes new information under Item 2.

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On March 26, 1997, Transworld Home HealthCare, Inc. (the "Company") and Health Management, Inc. ("HMI") amended the previously announced merger agreement (the "Merger Agreement") in order to, among other things, decrease from $1.50 to $0.30 the amount per share that HMI stockholders (other than the Company and its subsidiaries) will receive upon closing of the merger. In addition, an agreement has been reached to amend the settlement of the outstanding class action lawsuit against HMI to reduce the settlement amount to $4,550,000 (a reduction from $7,200,000), subject to documentation, final court approval and certain other conditions. Consummation of the Merger Agreement is subject to various conditions, including approval of the Company's lenders under its senior secured revolving credit facility, receipt of certain regulatory approvals and approval by HMI's stockholders.


Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  The following are filed as part of this Form 8-K/A:

                                                                                    Page
                                                                                     No.
                                                                                    ----

            (a)   Financial Statements of Health Management, Inc.

                  Years Ended April 30, 1996, 1995 and 1994

                  Report of Independent Certified Public Accountants                  4

                  Consolidated Balance Sheets as of April 30, 1996
                  and 1995                                                            5

                  Consolidated Statements of Operations for the Years
                  Ended April 30, 1996, 1995 and 1994                                 6

                  Consolidated Statements of Stockholders' Equity for
                  the Years Ended April 30, 1996, 1995 and 1994                       7

                  Consolidated Statements of Cash Flows for the Years
                  Ended April 30, 1996, 1995 and 1994                                 8

                  Notes to Financial Statements                                      10

                  Report of Independent Certified Public Accountants                 33

                  Schedule II - Valuation and Qualifying Accounts and Reserves       34

                  Nine Months Ended January 31, 1997

                  Condensed Consolidated Balance Sheets as of
                  January 31, 1997 (Unaudited) and April 30, 1996                    35

                  Condensed Consolidated Statements of Operations for
                  the Three and Nine Months Ended January 31, 1997
                  and 1996 (Unaudited)                                               37

                  Condensed Consolidated Statements of Cash Flows
                  for the Nine Months Ended January 31, 1997 and 1996
                  (Unaudited)                                                        38

                  Condensed Consolidated Statement of  Stockholders' Equity
                   for the Nine Months Ended January 31, 1997                        39

                  Notes to Financial Statements (Unaudited)                          40

  (b)   Unaudited Pro Forma Combined Financial Statements.              44

        Pro Forma Combined Condensed Statement of Operations            45
        for the Year Ended October 31, 1996 (Unaudited)

        Pro Forma Combined Condensed Statement of Operations for the    46
        Three Months Ended January 31, 1997 (Unaudited)

        Notes to the Pro Forma Combined Financials (Unaudited)          47

  (c)   Exhibits.

        1. Letter agreement dated March 26, 1997 amending the Merger Agreement between the Company and HMI.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Health Management, Inc. and Subsidiaries
Buffalo Grove, Illinois

We have audited the consolidated balance sheets of Health Management, Inc. and Subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Management, Inc. and Subsidiaries at April 30, 1996 and 1995 and the results of their operations and cash flows for each of the three years in the period ended April 30, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 7 to the accompanying consolidated financial statements, the Company is not in compliance with the provisions of certain loan agreements and is the defendant in significant litigation. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Notes 1 and 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

Mitchel Field, New York
July 22, 1996, except for Note 4(a)
 which is as of July 26, 1996

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS

=============================================================================================
April 30,                                                          1996               1995
---------------------------------------------------------------------------------------------
ASSETS (NOTE 4(A))
CURRENT:
   Cash and cash equivalents                                  $  3,280,195        $ 4,562,712
   Accounts receivable, less allowance for doubtful
      accounts of approximately $10,070,000 and
      $7,998,000                                                36,457,199         31,339,809
   Inventories                                                   6,800,820          7,787,661
   Tax refund receivable (Note 6)                                8,037,030          1,827,000
   Deferred taxes (Note 6)                                       1,807,000          3,133,300
   Prepaid expenses and other                                      655,358          1,163,541
---------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                      57,037,602         49,814,023
IMPROVEMENTS AND EQUIPMENT, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION (NOTES 3 AND 4)                 3,825,974          2,136,062
GOODWILL (NOTE 2)                                               34,008,496         35,464,260
OTHER                                                            1,043,607          1,275,775
---------------------------------------------------------------------------------------------
                                                              $ 95,915,679        $88,690,120
=============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
   Accounts payable                                           $ 20,714,836        $12,329,991
   Accrued unusual charges (Note 5)                              3,559,000                 --
   Accrued expenses                                              1,526,119          1,862,407
   Current maturities of long-term debt (Note 4)                28,746,028         23,135,267
---------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                 54,545,983         37,327,665
LONG-TERM DEBT, LESS CURRENT MATURITIES (NOTE 4)                 4,006,077          3,191,123
---------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                                         58,552,060         40,518,788
---------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTE 7)
STOCKHOLDERS' EQUITY (NOTE 8):
   Preferred stock - $.01 par value - shares authorized
      1,000,000; issued and outstanding, none                           --
   Common stock - $.03 par value - shares authorized
      20,000,000; issued and outstanding 9,328,240
      and 9,316,017                                                279,848            279,481
   Additional paid-in capital                                   38,138,771         38,019,510
   Retained earnings (deficit)                                  (1,055,000)         9,872,341
---------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                37,363,619         48,171,332
---------------------------------------------------------------------------------------------
                                                              $ 95,915,679        $88,690,120
=============================================================================================

          See accompanying notes to consolidated financial statements.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS

=======================================================================================================
Year ended April 30,                                  1996                1995                1994
-------------------------------------------------------------------------------------------------------
REVENUES                                          $ 158,859,638        $ 88,456,028        $ 44,249,516

COST OF SALES (INCLUDING UNUSUAL CHARGES OF
   $2,840,000 IN 1996) (NOTE 5)                     120,223,528          63,708,021          28,643,460
-------------------------------------------------------------------------------------------------------
      GROSS PROFIT                                   38,636,110          24,748,007          15,606,056
-------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:

   Selling                                            4,649,697           2,898,208           1,847,197

   General and administrative                        30,639,096          18,626,981           7,209,342

   Unusual charges (Note 5)                          14,000,000                  --                  --
-------------------------------------------------------------------------------------------------------
      TOTAL OPERATING EXPENSES                       49,288,793          21,525,189           9,056,539
-------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                       (10,652,683)          3,222,818           6,549,517

INTEREST EXPENSE                                     (2,717,155)           (269,316)            (88,215)

INTEREST INCOME                                          37,651             333,077             290,341
-------------------------------------------------------------------------------------------------------
      INCOME (LOSS) BEFORE INCOME TAXES             (13,332,187)          3,286,579           6,751,643

INCOME TAXES (NOTE 6)                                (2,404,846)          1,340,391           2,750,685
-------------------------------------------------------------------------------------------------------
      NET INCOME (LOSS)                           $ (10,927,341)       $  1,946,188        $  4,000,958
=======================================================================================================
EARNINGS (LOSS) PER SHARE OF COMMON STOCK
 - primary                                        $       (1.16)       $        .21        $        .54
=======================================================================================================
 - fully diluted                                  $       (1.16)       $        .21        $        .53
=======================================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING
 - primary                                            9,414,500           9,408,300           7,383,040
=======================================================================================================
 - fully diluted                                      9,414,500           9,420,816           7,593,465
=======================================================================================================

          See accompanying notes to consolidated financial statements.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   THREE YEARS ENDED APRIL 30, 1996 (NOTE 8)


                                                         Common Stock                                                  Unearned
                                                        $.03 Par Value                                  Retained      Restricted
                                                 ----------------------------       Additional          Earnings         Stock
                                                   Shares           Amount        Paid-in Capital      (Deficit)      Compensation
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, MAY 1, 1993                              6,076,063       $182,281          $ 5,647,475    $  3,925,195      $         --
   Common stock issued upon exercise of
      stock options                                   2,833             85               12,663              --                --
   Common stock issued upon exercise of
      stock warrants                                 40,330          1,210              216,572              --                --
   Common stock issued upon conversion
      of subordinated debentures                    357,145         10,715              364,288              --                --
   Common stock issued upon public
      offering                                    2,000,000         60,000           21,922,258              --                --
   Common stock issued upon acquisition
      of Murray Group                               617,060         18,512            7,676,230              --                --
   Restricted stock issued to consultants            11,000            330              113,795              --          (114,125)
   Compensation under restricted stock                   --             --                   --              --            57,060
   Net income for the year ended April 30,
     1994                                                --             --                   --       4,000,958                --
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 1994                           9,104,431        273,133           35,953,281       7,926,153           (57,065)
   Common stock issued upon acquisition
      of:
      Pharmaceutical Marketing Alliance              20,000            600              242,775              --                --
      Maryland Pharmacies                           108,757          3,263            1,356,112              --                --
   Common stock issued upon exercise of
      stock warrants                                 78,996          2,370              424,208              --                --
   Common stock issued upon exercise of
      stock options                                   2,833             85               24,414              --                --
   Common stock issued to directors                   1,000             30               18,720              --                --
   Compensation under restricted stock                   --             --                   --              --            57,065
   Net income for the year ended April 30,
     1995                                                --             --                   --       1,946,188
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 1995                           9,316,017        279,481           38,019,510       9,872,341                --
   Common stock issued upon exercise of
      stock options                                  12,223            367              119,261
   Net loss for the year ended April 30,
      1996                                                                                          (10,927,341)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 1996                           9,328,240       $279,848          $38,138,771    $ (1,055,000)     $         --
====================================================================================================================================

          See accompanying notes to consolidated financial statements.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (NOTE 9)

=======================================================================================================
Year ended April 30,                                      1996               1995              1994
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                  ($10,927,341)      $  1,946,188       $ 4,000,958
   Adjustments to reconcile net income (loss)
      to net cash used in operating activities:
      Depreciation and amortization                      2,127,400            846,869           453,149
      Provision for doubtful accounts
        receivable                                      14,714,606          7,978,189         1,781,000
      Deferred taxes                                     1,326,300         (2,516,300)         (701,315)
      Write-off of improvements and
        equipment                                          263,563
      Write-off of goodwill                                552,432
      Write-off of organizational costs                    134,161
      Loss from disposition of rental
        equipment                                               --            287,287                --
      Compensation under restricted stock                       --             57,065            57,060
      Common stock issued to director                           --             18,750                --
   Increase (decrease) in cash flows from
      changes in operating assets and
      liabilities, net of effects of purchase of
      CPMB and other acquisitions in 1995
      and Murray Group in 1994:
        Accounts receivable                            (19,831,996)       (16,706,549)       (9,624,966)
        Tax refund receivable                           (6,210,030)        (1,827,000)               --
        Inventories                                        986,841         (1,826,911)          205,220
        Prepaid expenses and other                         508,183           (976,058)         (205,307)
        Other assets                                        98,008           (239,758)         (249,281)
        Accounts payable                                 8,384,845          4,870,054            99,675
        Accrued unusual charges                          3,559,000                 --                --
        Accrued expenses                                  (336,288)           396,332           203,075
        Income taxes payable                                               (1,759,590)          280,467
-------------------------------------------------------------------------------------------------------
      NET CASH USED IN OPERATING ACTIVITIES             (4,650,316)        (9,451,432)       (3,700,265)
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash used in acquisition of CPMB                       (324,366)       (20,630,212)               --
   Cash used in acquisition of Murray Group                     --                 --        (7,500,000)
   Other acquisitions                                           --         (2,167,500)         (250,000)
   Collection of receivable from the seller of
      Murray Group                                              --          1,444,426                --
   Capital expenditures                                 (1,491,722)          (948,368)         (565,815)
   Proceeds from sale of rental equipment                       --            214,598                --
-------------------------------------------------------------------------------------------------------
      NET CASH USED IN INVESTING ACTIVITIES             (1,816,088)       (22,087,056)       (8,315,815)
-------------------------------------------------------------------------------------------------------

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (NOTE 9)

=================================================================================================
Year ended April 30,                                1996               1995               1994
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                  16,450,000         23,000,000                 --
   Principal payments on long-term debt         (11,000,000)                --                 --
   Net payment on capital leases                   (385,741)          (123,357)           (44,202)
   Decrease in bank loan - net                           --                 --           (200,000)
   Proceeds from issuance of common stock                --                 --         21,982,258
   Cash paid for deferred borrowing fees                 --           (722,000)                --
   Proceeds from exercise of warrants                    --            426,578            217,782
   Proceeds from exercise of options                119,628             24,499             12,748
-------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING
        ACTIVITIES                                5,183,887         22,605,720         21,968,586
-------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                   (1,282,517)        (8,932,768)         9,952,506
CASH AND CASH EQUIVALENTS, BEGINNING OF
   YEAR                                           4,562,712         13,495,480          3,542,974
-------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR         $  3,280,195       $  4,562,712       $ 13,495,480
=================================================================================================

          See accompanying notes to consolidated financial statements.

                  HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1. BASIS OF PRESENTATION AND SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include Health Management, Inc. (formerly Homecare Management, Inc.) (the "Company"), (a Delaware corporation), its wholly-owned subsidiaries Home Care Management, Inc. (HMI-NY), HMI Pennsylvania, Inc., HMI Retail Corp. Inc., Health Reimbursement Corp., HMI PMA Inc., HMI Maryland Inc., and HMI Illinois, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As more fully discussed in Note 4, the Company is in violation of its loan agreements resulting in the related debt being classified as current liabilities. The Company and its lenders have agreed to a forbearance period during which management intends to attempt to arrange for a refinancing of the current debt. Also, as described in Note 7, the Company is a defendant in significant litigation and is the subject of an investigation by the Enforcement Division of the Securities and Exchange Commission. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES AND CONCENTRATION

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Approximately 46% of the Company's revenues are currently attributable to sale of two products which are manufactured solely by one pharmaceutical manufacturer. If the Company were unable to purchase these two products, its results of operations would be materially and adversely affected.

                   HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, tax-exempt obligations and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. At times, such cash investments exceed the Federal Deposit Insurance Corp. insurance limit. Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of patients whom the Company services. No single customer accounted for a significant amount of the Company's sales in the years ended April 30, 1996, 1995 and 1994. Approximately 44%, 40% and 35% of the Company's revenues are reimbursed under arrangements with Federal and State medical assistance programs for the years ended April 30, 1996, 1995, and 1994. At April 30, 1996 and 1995, approximately 43%, and 36% of the Company's accounts receivable are from Federal and State medical assistance programs. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method (FIFO). Inventories are principally comprised of prescription and over-the-counter drugs.

REVENUE RECOGNITION

Revenues are recognized on the date services and related products are provided to patients and are recorded at amounts estimated to be received from patients or under reimbursement arrangements with third party payors.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

IMPROVEMENTS AND EQUIPMENT

Improvements and equipment are stated at cost. Depreciation of equipment and amortization of leasehold improvements are computed over the estimated useful lives of the assets and the lease term, respectively, ranging from 3 to 7 years for equipment and 13 years for improvements. Accelerated methods are used for both book and tax purposes.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





GOODWILL AND OTHER LONG-LIVED ASSETS

Goodwill represents the excess of the purchase price over the fair value of net assets acquired through business combination, accounted for as purchases (see
Note 2) and is amortized on a straight-line basis over the estimated period to be benefitted - thirty years. During the fiscal year ended April 30, 1996, the Company elected the early adoption of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Prior to the adoption of SFAS No. 121, the carrying value of goodwill was reviewed periodically based on the projected gross profits of the businesses acquired over the remaining amortization period.

In accordance with SFAS No. 121 the carrying value of long-lived assets will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Long-lived assets acquired in business combinations accounted for using the purchase method includes the goodwill that arose in those transactions allocated on a pro rata basis using the relative fair values of the long-lived assets and identifiable intangibles acquired at the acquisition date. Based on the Company's analysis under SFAS No. 121, the Company believes that, other than the write-off of goodwill related to the Pharmaceutical Marketing Alliance acquisition (see Note 2) totalling $553,000, no impairment of the carrying value of its long-lived assets inclusive of allocated goodwill existed at April 30, 1996. The Company's analysis at April 30, 1996 has been based on an estimate of future undiscounted net cash flows. Should the results forecasted not be achieved, future analyses may indicate insufficient future undiscounted net cash flows to recover the carrying value of the Company's long-lived assets inclusive of allocated goodwill, in which case SFAS No. 121 would require the carrying value of such assets to be written down to fair value if lower than carrying value.

INCOME TAXES

Deferred taxes are recorded to reflect the temporary differences in the tax bases of assets and liabilities and their reported amounts in the financial statements. The differences relate principally to the allowance for doubtful accounts and unusual charges.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


EARNINGS PER SHARE

Earnings per share are computed on the basis of the weighted average number of common shares and common stock equivalents outstanding during the year. Fully diluted earnings per share results mainly from considering the shares issuable upon the conversion of the convertible subordinated debentures and adjusting the net income by adding back the after-tax effect of the interest expense thereon.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash, accounts receivable and accounts payable, approximate fair value as of April 30, 1996 because of the relatively short-term maturity of these instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of April 30, 1996 based upon the borrowing rates currently available to the Company for bank loans with similar terms and average maturities.

STOCK-BASED COMPENSATION

The Financial Accounting Standards Board Issued Statement of Financial Accounting Standard Number 123 "Accounting for Stock-Based Compensation" ("SFAS Number 123") in October 1995. Statement Number 123 encourages companies to recognize expense for stock options and other stock-based employee compensation plans based on their fair value at the date of grant. As permitted by Statement Number 123, the Company plans to continue to apply its current accounting policy under APB Opinion Number 25 "Accounting for Stock Issued to Employees" in 1996 and future years, and will provide disclosure of the pro forma impact on net income and earnings per share as if the fair value-based method had been applied.


2. ACQUISITIONS

(a) On March 31, 1995, HMI Illinois, a wholly-owned subsidiary of the Company, acquired certain assets subject to certain liabilities of Caremark Inc.'s Clozaril Patient Management Business ("CPMB"). The aggregate purchase price was approximately $23,260,000 consisting of $20,060,000 in cash provided by bank financing, a $200,000 escrow deposit, and a $3,000,000 five year subordinated note with an annual interest rate of 8% payable semi-annually.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





The acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired based on the estimated fair values of each asset and liability. The purchased assets consist primarily of inventory and equipment. The excess of purchase price over fair value of the assets acquired was approximately $22,860,000.

The unaudited pro-forma condensed combined statement of income for the year ended April 30, 1995 giving effect to the acquisition of CPMB by the Company as if it had occurred as of the beginning of the year is as follows:

Year ended April 30,                                                   1995
--------------------------------------------------------------------------------
                                                                  (IN THOUSANDS)
Revenues                                                              $133,178
--------------------------------------------------------------------------------
Income                                                                  $6,237
--------------------------------------------------------------------------------
Net income                                                              $3,505
--------------------------------------------------------------------------------
Earnings Per Share

   Primary                                                                $.37

   Fully Diluted                                                          $.37
--------------------------------------------------------------------------------

Pro-forma adjustments included in the pro-forma condensed combined statement of income consisted of amortization of goodwill of $666,000, interest expenses of $2,340,000, allowance for doubtful accounts of $634,000 and increase in cost of sales of $500,000.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(b) On February 6, 1995, the Company acquired substantially all of the assets, subject to certain liabilities, of two specialty pharmacies located in Maryland. Immediately following this acquisition, the Company contributed all of the acquired assets, subject to assumed liabilities, to HMI, Maryland, Inc., a newly formed subsidiary wholly-owned by the Company ("HMI-Maryland"). The aggregate purchase price for the two specialty pharmacies approximated $3,172,000 and consisted of $1,812,500 in cash and cash equivalents and 108,757 newly-issued shares of common stock of the Company discounted at 25% and valued at $1,359,500.

      The acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired based on the estimated fair value of each asset. The excess of purchase price over fair value of the assets was approximately $2,454,000.

(c) On June 16, 1994, the Company acquired certain assets of Pharmaceutical Marketing Alliance, Inc. (PMA) for a total purchase price of $598,375 which is comprised of cash of $355,000 and 20,000 shares of common stock. Immediately following this acquisition, the Company contributed all of the acquired assets, subject to assumed liabilities to HMI-PMA, Inc., a newly-formed wholly-owned subsidiary. The Company also entered into a three-year employment agreement with three employees of PMA at an aggregate of $225,000 per annum.


      The operations of HMI-PMA were closed during fiscal year 1996. Costs associated with this closure, including write-off of goodwill of $553,000 and termination of employment agreements were recorded in the year ended April 30, 1996. The write-off and the related charges were part of the $3,600,000 charge discussed in Note 5.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





(d) On April 1, 1994, the Company acquired substantially all of the net assets of Murray Pharmacy, Inc. and Murray Pharmacy Too, Inc. (collectively "Murray Group"), for total consideration of up to $16,195,000, comprised of cash of $7,500,000, 617,060 shares of non-registered common stock of the Company, discounted at 25% and valued at $7,695,000, and a $1,000,000 earn-out based on performance of the companies for the year ended April 30, 1995. The $1,000,000 earn-out was not recorded because the specified performance level was not achieved.

      In connection with the acquisition, the Company entered into employment agreements with the two shareholders of the Murray Group. The Company also entered into leases for buildings owned by the two Murray Group's shareholders (see Note 6(a)).

      The acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired based on the estimated fair value of each asset. The purchased assets consist primarily of accounts receivable and inventory. The excess of purchase price over the fair value of the assets acquired was approximately $10,100,000.


As a result of the above acquisitions, total excess of purchase price in excess of net assets acquired are as follows:

April 30,                                          1996              1995
-----------------------------------------------------------------------------
Goodwill resulting from acquisition of:
CPMB                                            $22,860,251       $22,535,855
Maryland pharmacies                               2,453,959         2,453,959
PMA                                                       -           581,507
Murray group                                     10,099,860        10,099,860
Other                                               250,000           250,000
-----------------------------------------------------------------------------
                                                 35,664,070        35,921,181
Less: accumulated amortization                    1,655,574           456,921
-----------------------------------------------------------------------------
                                                $34,008,496       $35,464,260
=============================================================================

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3. IMPROVEMENTS AND EQUIPMENT

Improvements and equipment consist of the following:

April 30,                                          1996                1995
------------------------------------------------------------------------------
Furniture and equipment                         $2,380,978          $1,575,503
Transportation equipment                           104,090              88,906
Computer equipment                               2,689,619             777,133
Leasehold improvements                             365,743             491,108
------------------------------------------------------------------------------
                                                 5,540,430           2,932,650
Less accumulated depreciation and
        amortization                             1,714,456             796,588
------------------------------------------------------------------------------
                                                $3,825,974          $2,136,062
==============================================================================



4. LONG-TERM DEBT

Long-term debt consists of the following:

April 30,                                         1996                1995
-----------------------------------------------------------------------------
Term loan (a)                                 $18,000,000         $21,000,000
Revolving credit (a)                           10,350,000           2,000,000
Subordinated note payable (b)                   3,000,000           3,000,000
Capitalized leases and notes payable
   requiring monthly payments of
   $42,252 including assumed interest
   ranging from 3.2% to 21%,
   collateralized by equipment with a
   book value of $1,354,708.                    1,402,105             326,390
-----------------------------------------------------------------------------
                                               32,752,105          26,326,390
Less current maturities                        28,746,028         $23,135,267
-----------------------------------------------------------------------------
                                              $ 4,006,077         $ 3,191,123
=============================================================================

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(a) On April 4, 1995, the Company borrowed $21,000,000 on a term loan to fund the cash portion of the acquisition of CPMB (Note 2(a)). The term loan bears interest at a rate of .5% above the Alternative Base Rate (as defined by the Credit Agreement and was 8.75% at April 30, 1996) and is convertible into Eurodollar loans. The principal was payable over five years in quarterly installment payments of $750,000 through March 31, 1996; $1,000,000 through March 31, 1997, $1,250,000 through March 31, 1999 and $1,000,000 through March 21, 2000.

      The Credit Agreement provided for a revolving credit facility of up to $15,000,000, including up to a $1,000,000 letter of credit facility. This agreement had an original expiration date of March 1997. Borrowings under this facility bear interest at the Alternative Base Rate (as defined in the Credit Agreement) and is convertible into Eurodollar loans. At April 30, 1996, the Company had borrowings under this line of credit of $10,350,000 bearing interest at 8.25% on $6,350,000 and 7.5% on
      $4,000,000.

      The term loan and the revolving credit facility are collateralized by an assignment of a security interest in all assets of the Company and its subsidiaries.

      The agreements contains restrictions relating to the payment of dividends, liens, indebtedness, investments and capital expenditures. In addition, the Company must maintain certain financial ratios and a minimum net worth. As a result of the matters discussed in Note 7(d) and the unusual charges described in Note 5, the Company was in violation of certain provisions of the Credit Agreement. Accordingly, all borrowings under the term loan and the revolving credit facility are classified as current.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      On July 26, 1996, the Company and the lenders under the agreements entered into a forbearance agreement covering the period from July 26, to November 15, 1996. Under this agreement, the lenders agreed subject to certain conditions, to forbear from exercising any of their legal, contractual or equitable rights of remedies in respect of any of the existing events of default during the above forbearance period and the Company agreed to certain revised financial covenants and reporting requirements. The forbearance agreement also reduced the availability under the revolving credit facility to a maximum of $1,500,000 over the borrowings currently outstanding.

      Concurrently, the Company engaged National Westminster Bank PLC ("Nat West") to act as its financial advisor to explore a variety of strategic and financial alternatives. The Company requires additional financing to remedy the default condition of its term loan and borrowings under revolving credit facility. In order to satisfy such obligations the Company may consider engaging in a public or private offering of securities of the Company. There is no assurance that such financing can be obtained.

(b) In connection with the CPMB acquisition (see Note 2(a)), the Company is obligated on a $3,000,000 unsecured subordinated note, bearing interest at an annual rate of 8% and maturing March 31, 2000.

      As a result of the restatement of the Company's April 30, 1995 financial statements and the provision of unusual charges (see Note 5), the Company did not meet certain of the financial ratios as required by the note. As a result, the note became convertible into the Company's common stock upon notice received from the holder of the note. The conversion price is based upon the average closing price of the Company's common stock for the ten trading days immediately proceeding the conversion date and the ten trading days immediately subsequent to the conversion date. The Company has not received notice from the noteholder for conversion.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The maximum amount of short-term borrowings outstanding during the years ended April 30, 1996, 1995 and 1994 was $10,350,000, $2,300,000 and $2,000,000,
respectively. The average amounts outstanding for the years ended April 30, 1996, 1995 and 1994 were $7,696,000, $592,000 and $796,000, respectively. The average borrowing rates were 8.37%, 8.875% and 7% for the years ended April 30, 1996, 1995 and 1994, respectively.

Long term debt matures as follows:


Year ended April 30,
---------------------------------------------------------------------
1997                                                      $28,746,028

1998                                                          377,771

1999                                                          315,873

2000                                                        3,245,162

2001                                                           67,271
---------------------------------------------------------------------
                                                          $32,752,105
======================================================================



5. UNUSUAL CHARGES

The following unusual charges were incurred during the year ended April 30, 1996:



Included in costs of sales:

     .  Write-off of medical device inventory                $2,840,000
========================================================================

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Included in operating expenses:

    .  Additional provision reflecting a change in the
       estimation of the allowance for doubtful
       accounts                                                8,400,000

    .  Cost associated with organizational consolidation
       and other cost reduction programs *                     3,600,000

    .  Professional fees related to the Company's
       litigation and restatement of fiscal 1995 financial
       statements (see Note 7(d))                              2,000,000
------------------------------------------------------------------------
                                                             $14,000,000
========================================================================



* The organizational consolidation costs include termination benefits accrued totalling $1,271,000 related to the Company's January 1996 plan of termination of approximately 30 employees as part of the consolidation of the Company's accounting and executive offices in Buffalo Grove, Illinois. Through April 30, 1996, $545,000 of such benefits had been paid leaving a balance of $726,000.


      The remaining organizational consolidation costs and other cost reduction programs, totalling $2,329,000, related to lease termination costs, write off of related fixed assets, and the write off of goodwill and related long-lived assets relating to the PMA acquisition (see Note 2). Through April 30, 1996, write-off of fixed assets, goodwill and related long lived assets amounted to $950,000, leaving a balance of $1,379,000.

      The above remaining liabilities of $726,000 and $1,379,000 and the unpaid professional fees of $1,454,000 as of April 30, 1996 were included in accrued unusual charges.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. INCOME TAXES

The income tax expenses (benefits) are comprised of the following:

      Year ended April 30,                   1996                       1995                       1994
----------------------------------------------------------------------------------------------------------
      Current:
         Federal                         $(4,398,902)               $ 2,793,223                $ 2,640,000
         State and local                     667,756                  1,063,468                    812,000
----------------------------------------------------------------------------------------------------------
                                          (3,731,146)                 3,856,691                  3,452,000
----------------------------------------------------------------------------------------------------------
      Deferred
         Federal                             989,000                 (1,851,000)                  (580,000)
         State and local                     337,300                   (665,300)                  (121,315)
----------------------------------------------------------------------------------------------------------
                                           1,326,300                 (2,516,300)                  (701,315)
----------------------------------------------------------------------------------------------------------
      Total income taxes                 $(2,404,846)               $ 1,340,391                $ 2,750,685
==========================================================================================================

The following reconciles the federal statutory tax rate with the actual effective rate:

      Year ended April 30,                          1996               1995              1994
---------------------------------------------------------------------------------------------
      Statutory rate                                 (34%)               34%               34%
      Increase (decrease) in tax rate
         resulting from:
         State and local taxes, net of
           federal benefit                             5%                 7                 7
         Change in deferred tax assets
           valuation allowance                        11%                --                --
---------------------------------------------------------------------------------------------
      Effective rate                                 (18%)               41%               41%
=============================================================================================

Deferred tax assets (liabilities) consist of the following:

      April 30,                                                       1996                       1995
-----------------------------------------------------------------------------------------------------
      Deferred tax assets resulting from:
         Allowance for doubtful accounts                       $ 4,532,000                $ 3,163,000
         Unusual charges                                           535,000                         --
      Deferred tax liability - difference in
         carrying value of goodwill for book and
         tax                                                      (734,000)                   (29,700)
-----------------------------------------------------------------------------------------------------
                                                                 4,333,000                  3,133,300
      Valuation allowance                                       (2,526,000)                        --
-----------------------------------------------------------------------------------------------------
                                                               $ 1,807,000                $ 3,133,300
=====================================================================================================

                   HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




A valuation allowance for the deferred tax assets was provided because of uncertainty as to future realization of the deferred tax assets (exclusive of the remaining carryback benefit) as a result of the substantial doubt about the Company's ability to continue as a going concern.

As of April 30, 1996, the Company recorded a $8,037,030 tax refund receivable, which consisted of $1,344,000 of tax refund receivable from amended 1995 tax returns as a result of the restatement of fiscal 1995 financial statements, $2,530,030 of excessive estimate taxes paid in 1996 and $4,163,000 estimated refund claim due to 1996 net operating loss carryback.

7. COMMITMENTS AND CONTINGENCIES

(a)   LEASES

      The Company leases its offices, warehouse and retail pharmacies under operating leases expiring at various times through August 2002. The Company also leases data processing equipment under agreements which expire at various times through 2000. These leases have been classified as capital leases (Note 3).

      As of April 30, 1996, future net minimum lease payments under capital leases and noncancellable operating lease agreements are as follows:

                                              Capital             Operating
---------------------------------------------------------------------------
      1997                                  $  416,241           $1,296,629
      1998                                     389,908            1,088,500
      1999                                     312,249              765,575
      2000                                     227,870              680,728
      2001                                      68,405              177,447
      Thereafter                                     -               97,654
---------------------------------------------------------------------------
Total minimum lease payments                 1,414,673            4,106,533
Less amounts representing
interest                                       179,803                    -
---------------------------------------------------------------------------
Net minimum lease payments                  $1,234,870           $4,106,533
---------------------------------------------------------------------------

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Rent expense for the years ending April 30, 1996, 1995, and 1994 amounted to $1,544,788, $364,448 and $252,534, respectively which included rent expense for the buildings owned by the two Murray Group shareholders amounted to $106,400, $106,410 for the years ended April 30, 1996 and 1995.



(b)   RETIREMENT PLAN

      Effective August 1, 1990, the Company established a 401(K) plan for eligible salaried employees. The contribution for any participant may not exceed statutory limits. After one year of employment, the Company will match 40% of each employee participant's contributions up to the first 5% of compensation. The total matching contributions charged against operations amounted to $178,844, $71,281 and $22,935 for the years ended April 30, 1996, 1995 and 1994.



(c)   EMPLOYMENT AGREEMENTS

      The Company has in effect employment agreements with certain key officers and employees, which expire at various dates through May, 1999. Total salaries under these agreements amount to approximately $900,000 annually.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(d)   LITIGATION

      (1) The Company and certain of its past and current directors and officers have been named as defendants in eleven class action securities fraud lawsuits filed in the United States District Court for the Eastern District of New York. These lawsuits will be consolidated shortly into one action. These actions allege claims under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, arising out of alleged misrepresentations and omissions by the Company in connection with certain of its disclosure statements. These actions purport to represent a class of persons who purchased the Company's common stock during a period ending February 27, 1996, the date the Company announced that it would have to restate certain of its financial statements. These actions seek unspecified monetary damages reflecting the decline in the trading price of the Company's stock that allegedly resulted from the Company's February 1996 announcements. Pursuant to the proposed Order of Consolidation, the Company will not be required to answer or otherwise move in the consolidated action until thirty days after it is served with an amended consolidated complaint, which has not yet been served on the Company.

            Certain of the Company's current and former officers and directors have been named as defendants, and the Company has been named as a nominal defendant, in a consolidated derivative action filed in the United States District Court for the Eastern District of New York. The consolidated action alleges claims for breach of fiduciary duty and contribution against the individual director defendants arising out of alleged misrepresentations and omissions contained in certain of the Company's corporate filings, as more fully alleged in the above-described class action lawsuit. The consolidated action seeks unspecified monetary damages on behalf of the Company as well as declaratory and injunctive relief. Pursuant to the Stipulation and Order of Consolidation, the Company is not required to answer or otherwise move in the consolidated action until sixty days after it is served with an amended consolidated complaint, which has not yet been served on the Company.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





            The Company's auditors have been named as a defendant, and the Company has been named as a nominal defendant, in a derivative lawsuit filed in the Supreme Court for the State of New York, County of New York. The complaint against the Company's auditors alleges claims for misrepresentations and omissions contained in certain of the Company's corporate filings. The complaint seeks unspecified monetary damages on behalf of the Company as well as declaratory and injunctive relief. Pursuant to stipulation, the Company's time to answer or otherwise move against the complaint in this action has been indefinitely adjourned.

            The enforcement division of the Securities and Exchange Commission has a formal order of investigation relating to matters arising out of the Company's public announcement on February 27, 1996 that the Company would have to restate its financial statements for prior periods as a result of certain accounting irregularities and the Company is fully cooperating with this investigation and has responded to the commission's requests for documentary evidence.

      (2) The Company has been named as a defendant in an action pending in the United States District Court for the Eastern District of New York entitled Bindley Western Industries, Inc. vs. Health Management Inc., 96 Civ. 2330 (ADS). The action alleges claims for breach of contract and accounts stated arising out of a dispute regarding payments for certain goods. The action seeks damages in the amount of $3,187,157.35 together with interest, costs and disbursements. The Company has answered the complaint, complied with its automatic disclosures obligations and has reduced the accounts payable to approximately $2,100,000 as of July 29, 1996.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      (3) On April 3, 1995, American Preferred Prescription, Inc. ("APP") filed a complaint against the Company, Preferred Rx, Inc., Community Prescription Services and Sean Strub in the New York Supreme Court for tortious interference with existing and prospective contractual relationships, for lost customers and business opportunities resulting from allegedly slanderous statements and for allegedly false advertising and promotions. Four separate causes of actions are alleged, each for up to $10 million in damages. APP had previously filed a similar suit in the United States Bankruptcy Court of the Eastern District of New York, which was dismissed and the court abstained from exercising jurisdiction. The Company has answered the complaint and counterclaimed for libel and slander predicated upon a false press release issued by APP and added as defendants the principals of APP. By stipulation dated January 29, 1996, the Company discontinued its counterclaim against APP and its third-party claims against the principals of APP. In addition, by motion dated March 12, 1996, APP moved, in the Supreme Court of the State of New York, to amend its complaint to add, among other things, a cause of action against the Company alleging that a proposed plan of reorganization presented by the Company to the Bankruptcy Court in APP's bankruptcy case was based on fraudulent financial statements. The motion also seeks to amend the state court complaint to add certain other defendants. These proposed defendants, by notice of removal dated March 22, 1996, removed the state court action to the Bankruptcy Court of the Eastern District of New York. By motion dated April 2, 1996, APP requested that the Bankruptcy Court remand the action to the State Court, which the Bankruptcy Court granted. HMI opposed the motion to amend the complaint in the State Court. The motion is currently pending before the State Court. Management believes APP's suit against it to be without merit, intends to defend the proceeding vigorously and believes the outcome will not have a material adverse effect on the Company's results of operations or financial position.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





            On or about August 4, 1995, APP commenced an action in the Supreme Court of the State of New York, County of Nassau, against a former APP employee who is currently employed by the Company, and Charles Hutson, Susan Hutson and Hutson Consulting Services (collectively, the "Hutsons"). The Company is not named as a defendant in this lawsuit. The complaint in this action alleges, among other things, that the employee provided to the Hutsons, who formed and subsequently discontinued a joint marketing venture with APP, confidential information which was disclosed to competitors of APP. On September 1, 1995, the Hutsons removed the action to the Bankruptcy Court. The employee answered the complaint on December 27, 1995. No depositions have taken place, nor have any documents been produced. APP moved to remand this case to the Supreme Court for the County of Nassau. In a hearing which took place before the Bankruptcy Court on June 27, 1996, the Bankruptcy Court preliminary ruled to grant APP's remand motion, but provided the Hutsons a further opportunity to submit a written response to the motion.

      The Company is presently unable to determine the possible outcome and costs of the final resolution of the litigation discussed above. Accordingly, it has not provided for a possible loss. The resolution of these matters could have a material adverse effect on the Company's financial position and future results of operations in the near term.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





8. CAPITAL TRANSACTIONS

(a)   PUBLIC OFFERINGS

      On November 18, 1993, the Company completed a secondary public offering of 2,000,000 shares of stock at $12.00 per share. Proceeds from this offering, net of expenses of the offering of $2,017,742, were $21,982,258.

(b)   OPTIONS AND WARRANTS

      Stock options and warrants activities are shown below:

                                  Omnibus             Incentive
                              Incentive Stock        Stock Option                               Directors'
                              Option Plan (1)         Plan (2)             Warrants            Options (3)
---------------------------------------------------------------------------------------------------------
Shares covered                   1,000,000              50,000              130,662                26,000
=========================================================================================================
Outstanding at May
   1, 1993                              --              12,221              130,662                    --
   Granted                         420,000               2,500                   --                19,000
   Exercised                            --              (2,833)             (40,330)                   --
   Cancelled                            --                (833)                  --                    --
---------------------------------------------------------------------------------------------------------
Outstanding at April
   30, 1994                        420,000              11,055               90,332                19,000
   Granted                         132,500                  --                   --                 4,000
   Exercised                        (2,000)               (833)             (78,996)                   --
   Cancelled                            --                  --                   --                    --
---------------------------------------------------------------------------------------------------------
Outstanding at April
   30, 1995                        550,500              10,222               11,336                23,000
   Granted                         709,000                  --                   --                 3,000
   Exercised                       (11,000)             (1,223)                  --                    --
   Cancelled                      (309,500)
---------------------------------------------------------------------------------------------------------
Outstanding at April
   30, 1996                        939,000               8,999               11,336                26,000
=========================================================================================================

At April 30, 1996:
Price range                   $4.98-$10.38          $.90-$4.50             $   5.40       $10.875-$18.840

Shares exercisable                 346,833               8,999               11,336                26,000
Available for grant                    -0-               5,669                   --                    --


                     HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




(1) On May 26, 1993 the Compensation Committee authorized and on October 14, 1993, the stockholders approved the establishment of an omnibus incentive stock option plan to provide incentives for key employees and members of the Board of Directors. The maximum number of shares issuable under the plan is 10% of the outstanding shares up to 1,000,000 shares. The exercise period for an option shall not exceed ten years from the date of grant, except in the case of a more than 10% stockholder such period shall not exceed five years. The option price per share shall be not less than the average market value or, in the case of a 10% stockholder with respect to incentive stock options, 110% of fair value on the date of grant.

(2) On February 16, 1990, the Company approved the adoption of an incentive stock option plan covering 50,000 common shares. The options are exercisable over a ten year period.

(3) During the years ended April 30, 1996, 1995 and 1994, the Company granted a total of 19,000, 4,000 and 3,000 options to its outside directors at an exercise price of $18.84, $16.77, and $10.875 to $12.088, the market price on the date of the grant, respectively.

(4) Pursuant to a special meeting of the executive committee of the board of directors on April 3, 1996, members of the special committee of the board of directors were granted a total of 25,000 options and 75,000 stock appreciation rights.

      The per share exercise price for the stock options and appreciation rights is a price equal to the average closing price of the shares for the five trading days preceding April 3, 1996 or $4.8375. The vesting schedule for each of the stock options and stock appreciation rights is one-half upon the appointment of the permanent Chief Executive Officer and one-half on May 1, 1997.

At April 30, 1996, shares of the Company's authorized and unissued common stock were reserved for issuance upon exercise of options and warrants, which included 1,009,335 shares for outstanding options and warrants and 5,669 shares for options available for grant.

                     HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





(d)   RESTRICTED STOCK

      On May 1, 1993, the Company awarded 11,000 shares of restricted common stock to three outside consultants. The shares awarded are subject to certain restrictions and forfeiture. Vesting occurs over a two year period from the date the shares are awarded. The shares were recorded at their quoted market value at the date of grant of $10.375 per share, or $114,125. The compensation element related to the awarding of such shares is recognized ratably over the two-year restriction period. Compensation expense recognized related to such shares for the years ended April 30, 1996, 1995 and 1994 were $-0-, $57,065 and $57,060, respectively.



9. SUPPLEMENTAL CASH FLOW INFORMATION

(a)   Supplemental disclosures of cash flow information:

      Year ended April 30,             1996             1995             1994
      --------------------------------------------------------------------------
      (1)  Cash paid for

              interest expense      $2,381,667       $  174,430       $   94,468
      (2)  Cash paid for
              income taxes          $1,949,491       $7,745,067       $3,157,483


(b)   Supplemental disclosures of non-cash investing and financing activities:

      (1) The Company financed $1,361,455 and $177,286 of new equipment during the years ended April 30, 1996 and 1995.

      (2) During the year ended April 30, 1995, $3,000,000 of the purchase price of CPMB was a five year subordinated note (Note 2(a)).

      (3) During the year ended April 30, 1995, the Company issued 128,757 shares of non-registered common stock in connection with the acquisition of Maryland pharmacies and PMA (Note 2(b) and (c)).

      (4) During the year ended April 30, 1994, holders of $374,999 of the Company's convertible subordinated debentures converted their debt into 357,145 shares of common stock.

                     HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (5) During the year ended April 30, 1994, the Company awarded 11,000 shares of restricted common stock to three outside consultants. (Note 7(d)).

      (6) During the year ended April 30, 1994, the Company issued 617,060 shares of non-registered common stock in connection with the Murray acquisition. (Note 2(d)).



10. QUARTERLY FINANCIAL INFORMATION (UNAUDITED, IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

The following table summarizes quarterly results:

Year Ended April        First        Second         Third            Fourth
30, 1996               Quarter       Quarter       Quarter           Quarter             Year
-----------------------------------------------------------------------------------------------
REVENUE                $38,294       $39,275       $ 40,801         $ 40,490          $ 158,860
GROSS PROFIT            11,761         9,155          7,331*          10,389             38,636
INCOME (LOSS)
   BEFORE INCOME
   TAXES                 2,700           239        (16,786)*            514            (13,333)
NET INCOME
   (LOSS)                1,589           139         (9,904)*         (2,751)**         (10,927)
EARNINGS (LOSS)
PER COMMON
SHARE                      .17           .01          (1.06)            (.28)             (1.16)


Year Ended April        First        Second         Third            Fourth
30, 1995               Quarter       Quarter        Quarter          Quarter             Year
------------------------------------------------------------------------------------------------
REVENUE:               17,216        20,884        21,982            28,374            88,456
GROSS PROFIT:           4,986         6,103         6,813             6,846            24,748
INCOME (LOSS)
   BEFORE INCOME
   TAXES:                 545         1,807         2,248            (1,313)            3,287
NET INCOME
   (LOSS):                304         1,044         1,455              (857)            1,946
EARNINGS (LOSS)
PER COMMON
SHARE                     .03           .11           .15              (.09)              .21


* The Company incurred unusual charges of $16,840,000 in the third quarter of fiscal 1996 (see Note 5).

** The Company provided an adjustment of $2,526,000 to its valuation allowance for deferred tax assets in the fourth quarter of fiscal 1996 (see Note 6).

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
 ON FINANCIAL STATEMENT SCHEDULE


Health Management, Inc. and Subsidiaries
Buffalo Grove, Illinois


The audits referred to in our report dated July 22, 1996, except for Note 4(a) which is as of July 26, 1996 relating to the consolidated financial statements of Health Management, Inc. and subsidiaries, which is contained in Item 8 of this From 10-K, included the audit of the accompanying schedule of valuation and qualifying accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

In our opinion such financial statement schedule presents fairly, in all material respects, the information set forth therein.





BDO Seidman, LLP


Mitchel Field, New York

July 22, 1996

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                     SCHEDULE II - VALUATION AND QUALIFYING
                             ACCOUNTS AND RESERVES

=======================================================================================================


                                     BALANCE AT        ADDITIONS
                                    BEGINNING OF      CHARGED TO                     BALANCE AT END OF
         CLASSIFICATION                 YEAR          OPERATIONS     DEDUCTIONS             YEAR
-------------------------------------------------------------------------------------------------------

Allowance for doubtful accounts
  Year ended April 30, 1996         $7,998,000       $14,714,000     $12,642,000         $10,070,000
=======================================================================================================

  Year ended April 30, 1995         $2,206,000       $ 7,978,000     $ 2,186,000         $ 7,998,000
=======================================================================================================

  Year ended April 30, 1994         $  925,000       $ 1,781,000     $   500,000         $ 2,206,000
=======================================================================================================

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                             January 31, 1997                   April 30, 1996
                                                             ----------------                   --------------
                                                               (Unaudited)                       (Audited)
CURRENT ASSETS:
Cash and cash equivalents                                      $ 3,121,818                        $ 3,280,195
Accounts Receivable, Less Allowance for
Doubtful Accounts of Approximately
$ 15,829,000 and $10,070,000, respectively                      28,377,209                         36,457,199
Inventories                                                      8,324,892                          6,800,820
Tax Refund Receivable                                            1,327,106                          8,037,030
Deferred Taxes                                                   2,917,000                          1,807,000
Prepaid Expenses and other                                         142,502                            655,358
                                                               -----------                        -----------
TOTAL CURRENT ASSETS                                            44,210,527                         57,037,602

IMPROVEMENTS and EQUIPMENT, Less
Accumulated Depreciation and Amortization                        3,336,870                          3,825,974
GOODWILL                                                        30,766,995                         34,008,496
OTHER                                                              140,938                          1,043,607
                                                               -----------                        -----------
                                                               $78,455,330                        $95,915,679
                                                               ===========                        ===========

           See Notes to Condensed Consolidated Financial Statements

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                                                        January 31, 1997           April 30, 1996
                                                                        ---------------            --------------
                                                                          (Unaudited)                 (Audited)
CURRENT LIABILITIES:
Accounts Payable, Including Amounts
     to Affiliates in 1997                                                $20,284,119              $20,714,836
Accrued Unusual Charges and Settlement Costs                                8,507,930                3,559,000
Accrued Expenses                                                            3,205,378                1,526,119
Current Maturities of Long Term Debt, Including
     Amounts to Affiliates in 1997                                         31,709,108               28,746,028
                                                                          -----------              -----------
TOTAL CURRENT LIABILITIES                                                  63,706,535               54,545,983

Long Term Debt, Less Current Maturities                                       645,052                4,006,077
                                                                          -----------              -----------
TOTAL LIABILITIES                                                          64,351,587               58,552,060

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred Stock - $0.01 Par Value:
Shares Authorized - 1,000,000
Issued and Outstanding, none
Common Stock - $0.03 Par Value:
Shares Authorized - 39,000,000
Issued and Outstanding - 18,294,474 and 9,328,240
     shares, respectively                                                     548,834                  279,848
Additional Paid-in Capital                                                 45,957,786               38,138,771

Accumulated Deficit                                                       (32,402,877)              (1,055,000)
                                                                          -----------              -----------

TOTAL STOCKHOLDERS' EQUITY                                                 14,103,743               37,363,619
                                                                          -----------              -----------

                                                                          $78,455,330              $95,915,679
                                                                          ===========              ===========

            See Notes to Condensed Consolidated Financial Statements

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)



                                           Three Months Ended                    Nine  Months Ended
                                               January 31,                           January 31,
                                       ---------------------------          -----------------------------
                                           1997            1996                  1997             1996
                                           ----            ----                  ----             ----
Revenues                               $39,767,175     $40,801,405          $120,030,137     $118,370,222
Cost of Sales                           32,904,097      33,469,977            97,225,469       90,122,957
                                      ------------     -----------          ------------      -----------
Gross Profit                             6,863,078       7,331,428            22,804,668       28,247,265
                                      ------------     -----------          ------------      -----------
Operating Expenses:
  Selling                                1,389,916       1,335,396             4,189,665        3,627,031
  General & Administrative               7,670,665       6,669,369            20,031,826       17,660,956
  Provision for Doubtful Accounts       12,063,831       9,837,259            15,492,760       13,267,160
  Unusual Charges                        2,812,720       5,600,000             4,212,720        5,600,000
                                      ------------     -----------          ------------      -----------
Total Operating Expenses                23,937,132      23,442,024            43,926,971       40,155,147

Loss from Operations                   (17,074,054)    (16,110,596)          (21,122,303)     (11,907,882)
Settlement Costs                           175,000              --             7,375,000               --
Interest Expense                         1,290,701         675,594             2,753,932        1,938,456
                                      ------------     -----------          ------------      -----------
Loss Before Income Taxes               (18,539,755)    (16,786,190)          (31,251,235)     (13,846,338)

Income Taxes                               (25,315)     (6,882,546)               96,642       (5,670,954)
                                      ------------     -----------          ------------      -----------
Net Loss                              ($18,514,440)    ($9,903,644)         ($31,347,877)     ($8,175,384)
                                      ============     ===========          ============      ===========
Loss Per Common Share:
  Primary                                   ($1.66)         ($1.06)               ($3.15)          ($0.87)
  Full Diluted                              ($1.66)         ($1.06)               ($3.15)          ($0.87)

Weighted Average  Shares
  Outstanding:
    Primary                             11,161,596       9,384,732             9,939,574        9,399,984
    Fully Diluted                       11,161,596       9,384,732             9,939,574        9,399,984


See Notes to Condensed Consolidated Financial Statements

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                      For the Nine Months Ended January 31



                                                                                             (Unaudited)

                                                                                1997                      1996
                                                                                ----                      ----
CASH FLOWS FROM OPERATING
     ACTIVITIES:
     Net Loss                                                              ($31,347,877)                 ($8,175,384)
     Adjustments to Reconcile Net Loss to
     Net Cash Used In
     Operating Activities:
     Depreciation and Amortization                                            1,917,835                    1,313,692
     Provision for Doubtful Accounts                                         15,492,760                   13,267,160
     Unusual charges                                                          2,534,634                            -
     Deferred Taxes                                                          (1,110,000)                  (3,795,168)
     Increase (Decrease) in Cash Flows
     From Changes in Operating Assets
     and Liabilities:
     Accounts Receivable                                                     (7,412,770)                 (16,178,070)
     Inventory                                                               (1,524,072)                  (1,909,973)
     Prepaid Expenses and Other                                                 512,856                     (404,357)
     Other Assets                                                               811,169                      518,447
     Accounts Payable                                                          (430,717)                   5,907,519
     Accrued Expenses                                                         1,679,259                    8,153,926
     Accrued Unusual Charges and Settlement Costs                             4,955,930                            -
     Tax Refund Receivable                                                    6,709,924                   (4,270,527)
                                                                             ----------                  -----------


NET CASH USED IN OPERATING ACTIVITIES                                        (7,211,069)                  (5,572,735)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital Expenditures                                                      (630,364)                  (1,575,631)
                                                                             ----------                  -----------
NET CASH USED IN INVESTING ACTIVITIES                                          (630,364)                  (1,575,631)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings (Payments) on Credit Facility                                  (361,025)                   5,925,768
     Principal Payments on Long-Term Debt                                       (36,920)                           -
     Proceeds from Sale of Stock                                              8,081,001                            -
     Proceeds from Exercise of Stock Options                                          -                       57,378
                                                                             ----------                  -----------
NET CASH FROM FINANCING ACTIVITIES                                            7,683,056                    5,983,146
                                                                             ----------                  -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                      (158,377)                  (1,165,220)

Cash and Cash Equivalents, at Beginning of Period                             3,280,195                    4,562,712
                                                                             ----------                  -----------
Cash and Cash Equivalents, at End of Period                                  $3,121,818                  $ 3,397,492
                                                                             ==========                  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash Paid for Interest                                                  $2,826,558                   $1,510,928
     Cash Paid (Refund) for Taxes                                           ($5,005,694)                  $2,099,047





            See Notes to Condensed Consolidated Financial Statements

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  For The Nine Months Ended January 31, 1997

                                 (Unaudited)





                                        Common Stock
                                       $.03 Par Value
                                       --------------                Additional
                                                                      Paid-in        Accumulated
                                     Shares       Amount              Capital          Deficit
                                     ------       ------             ----------      -----------
Balance May 1, 1996                9,328,240     $ 279,848          $38,138,771     ($ 1,055,000)

Issuance of Common Shares              1,942            58                6,942

Sale of Common Stock to
Transworld Home Health
  Care, Inc., Net of Expenses      8,964,292       268,928            7,812,073

Net Loss for the Nine
  Months Ended
  January 31, 1997                                                                   (31,347,877)
                                  ----------     ---------          -----------     ------------

Balance, January 31, 1997         18,294,474     $ 548,834          $45,957,786     ($32,402,877)
                                  ==========     =========          ===========     ============


     See Notes to Condensed Consolidated Financial Statements

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1: BASIS OF PRESENTATION

The condensed consolidated financial statements include Health Management, Inc., a Delaware corporation, and its wholly-owned subsidiaries, including Homecare Management, Inc., a New York corporation, HMI Pennsylvania, Inc., a Delaware corporation, HMI Retail Corp., Inc., a Delaware corporation, HMI PMA, Inc., a Delaware corporation, Health Reimbursement Corp., a Delaware corporation, HMI Maryland, Inc., a Delaware corporation, and HMI Illinois, Inc., a Delaware corporation (collectively, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern (Note 5).

Certain 1996 amounts have been reclassified to conform to the 1997 presentation.

The condensed consolidated financial statements included herein are unaudited and include all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations of the interim period pursuant to the rules and regulations of the Securities and Exchange
Commission.   Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended April 30, 1996. The results of operations for the interim periods are not necessarily indicative of the operating results for the whole year.

NOTE 2: CONTINGENCIES

The Company, certain of its past and current directors and officers and its outside auditors, BDO Seidman, LLP have been named as defendants in a consolidated class action securities fraud lawsuit filed in the United States District Court for the Eastern District of New York entitled In re Health Management, Inc. Securities Litigation, Master File No. 96 Civ. 0889 (ADS).
The consolidated actions allege claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, arising out of alleged misrepresentations and omissions by the Company in connection with certain of its previous securities filings. The consolidated actions purport to represent a class of persons who purchased the Company's common stock between August 25, 1994 and February 27, 1996, the date the Company announced that it would have to restate certain of its financial statements. The consolidated actions seek unspecified monetary damages reflecting the decline in the trading price of the Company's stock that allegedly resulted from the Company's February 1996 announcements. The Company entered into a Stipulation of Partial Settlement with the plaintiffs' counsel and on September 18, 1996 such Stipulation of Partial Settlement received preliminary court approval (the "Original Settlement"). The Original Settlement provided for, among other things, the payment by the Company of $2,000,000 in cash, the issuance of 2,200,000 shares of Common Stock and warrants to purchase 2,200,000 shares of

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Common Stock. As a condition to Transworld Home HealthCare, Inc.'s ("Transworld") obligation to close the Stock Purchase Agreement, preliminary court approval was obtained with respect to a modified settlement providing for a $7,200,000 cash payment in lieu of the consideration provided in the Original Settlement to be paid after the merger is consummated. The $7.2 million is included in settlement costs in the accompanying Condensed Consolidated Statement of Operations for the nine months ended January 31, 1997 (Note 3).
An Amended Stipulation of Partial Settlement to this effect was executed on December 19, 1996 and preliminary approval by the U.S. District Court for the Eastern District of New York thereof was granted on December 20, 1996. The hearing for final approval of the Amended Stipulation of Partial Settlement, which was scheduled for March 14, 1997, was rescheduled to April 11, 1997. In connection with the negotiations between the Company and Transworld regarding further amendments to the Merger Agreement, the Company and Transworld are also renegotiating with the plantiffs in the consolidated stockholder class action to further amend the Stipulation of Partial Settlement to provide for a reduction in the consideration to be paid to the plantiff class.

Certain of the Company's current and former officers and directors, including Messrs. Bergman, Hotte, Clifton and Dimitriadis and Ms. Belloise, have been named as defendants, and the Company has been named as a nominal defendant, in a consolidated derivative action filed in the United States District Court for the Eastern District of New York entitled In re Health Management, Inc. Stockholders' Derivative Litigation, Master File No. 96 Civ. 1208 (TCP). The consolidated action alleges claims for breach of fiduciary duty and contribution against the individual director defendants arising out of alleged misrepresentations and omissions contained in certain of the Company's previous securities filings. The consolidated action seeks unspecified monetary damages on behalf of the Company, as well as declaratory and injunctive relief. An amended consolidated complaint was served on the Company on August 12, 1996. The Company's time to answer or move with respect to the amended consolidated complaint has been extended pursuant to stipulation until May, 1997. The Company has recorded an estimated settlement cost of $175,000 related to this derivative action in the three months ended January 31, 1997 in the accompanying Condensed Consolidated Statement of Operations (Note 3).

BDO Seidman, LLP has been named as a defendant, and the Company has been named as a nominal defendant, in a derivative lawsuit filed in the Supreme Court for the State of New York, County of New York entitled Howard Vogel, et al. v. BDO Seidman, LLP, et al., Index No. 96-603064. The complaint alleges claims for breach of contract, professional malpractice, negligent misrepresentation, contribution and indemnification against BDO Seidman arising out of alleged misrepresentations and omissions contained in certain of the Company's previous securities filings. BDO Seidman was the Company's auditor at the time those filings were made and has continued to serve as such. The complaint seeks unspecified monetary damages on behalf of the Company as well as declaratory and injunctive relief. Pursuant to stipulation, the Company's time to answer or otherwise move against the complaint in this action has been adjourned indefinitely.

Under the Company's Certificate of Incorporation and Bylaws, certain officers and directors may be entitled to indemnification, or advancement of expenses for legal fees in connection with the above suits. The Company may be required to make payments in respect thereof in the future. The Company and Transworld have been named as defendants in a lawsuit filed on March 11, 1997 in the Chancery Court of the State of Delaware for New Castle County entitled Drew Bergman v. Health Management, Inc. and Transworld Home HealthCare, Inc., CA No 15609NC. The plantiff in that case seeks reimbursement and advancement of legal fees and expenses. A hearing on this matter has not yet been scheduled by the court.

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

The enforcement division of the Securities and Exchange Commission has a formal order of investigation relating to matters arising out of the Company's public announcement on February 27, 1996 that the Company would have to restate its financial statements for prior periods as a result of certain accounting irregularities and the Company is fully cooperating with this investigation and has responded to the commission's requests for documentary evidence.

As a result of a New York State Medicaid audit, the Company settled with the New York State Department of Social Services regarding certain overpayments to the Company. The Company's liability was approximately $1.4 million, of which approximately $.5 million was held in escrow by the State. The remaining amounts will be paid in installments through November 1998, plus interest. The $1.4 million is included in unusual charges for the nine months ended January 31, 1997 in the accompanying Condensed Consolidated Statements of Operations (Note 3).

NOTE 3: UNUSUAL CHARGES, SETTLEMENT COSTS AND OTHER CHARGES.

The unusual charges, settlement costs and other charges included in the accompanying Condensed Consolidated Statements of Operations are as follows:


                                                                           Three Months Ended          Nine Months Ended
                                                                               January 31,                January 31,
                                                                         ---------------------       ------------------------
                                                                          1997           1996           1997          1996
                                                                          ----           ----           ----          ----
Included in Cost of Sales:
     Writeoff of medical device inventory                                $    -        $2,840,000      $   -         $2,840,000
                                                                         ===========   ==========      ===========   ==========
Included in the Provision for Doubtful
Accounts:

     Additional provisions reflecting changes
     in estimation of the allowance
     for doubtful accounts                                               $10,000,000   $8,400,000      $10,000,000   $8,400,000
                                                                         ===========   ==========      ===========   ==========
Unusual Charges:
     Costs associated with overpayments from
     New York State Medicaid (Note 2)                                    $     -       $    -          $ 1,400,000   $   -

     Costs and other expenses related to the
     closing or sale of three retail pharmacies,
     including a goodwill write-off
     approximately $2.4 million                                            2,812,720        -            2,812,720       -

     Costs associated with organizational
     consolidation and other cost
     reduction programs                                                        -        3,600,000          -          3,600,000

     Professional fees related to litigation
     and restatements of fiscal 1995 financial
     statements                                                                -        2,000,000          -          2,000,000
                                                                         -----------   ----------     -----------    ----------
                                                                         $ 2,812,720   $5,600,000     $ 4,212,720    $5,600,000
                                                                         ===========   ==========     ===========    ==========

                    HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)




                                                                   Three Months Ended          Nine Months Ended
                                                                       January 31,                January 31,
                                                                   ------------------          -----------------
                                                                   1997          1996          1997          1996
                                                                   ----          ----          ----          ----
          Settlement Costs (Note 2):
              Estimated for the
              settlement of -
                   Stockholder class action                        $  -          $ -          $7,200,000    $ -
                   Derivative action                                175,000        -             175,000      -
                                                                   --------      ---          ----------    ---
                                                                   $175,000      $ -          $7,375,000    $ -
                                                                   ========      ===          ==========    ===


NOTE 4:  STOCKHOLDERS' EQUITY

During the second quarter of fiscal 1997, the Company issued 1,942 shares (valued at $7,000), primarily for the purchase of a marketing product. During the third quarter of fiscal 1997, Transworld acquired 8,964,292 of newly issued, unregistered common shares (49% of the Company's outstanding common stock), effective January 13, 1997, at $1 per share, less related expenses of $883,291.


NOTE 5: OTHER MATTERS

The Company entered into Stock Purchase and Merger Agreements ("Agreements") with Transworld in November, 1996 for Transworld to eventually acquire all the outstanding common stock of the Company. Transworld or its majority stockholder, Hyperion Partners II, Ltd., have assumed the Company's senior debt (approximately $28.3 million), debt previously owed to Caremark, Inc. ($3 million) and certain supplier accounts payable (approximately $15.2 million), as well as acquiring 49% of the Company's common stock (Note 4), as of January 31, 1997.

     If the Company is unable to (a) consummate the Merger Agreement with Transworld; (b) continue satisfactory relations with its suppliers; (c) continue to obtain extensions to its current Forbearance Agreement and obtain other financing for ongoing operations and (d) settle its litigation in a satisfactory manner, it is probable the Company will seek protection under the Federal Bankruptcy laws. As a result, there continues to be substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        TRANSWORLD HOME HEALTHCARE, INC.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   The following Unaudited Pro Forma Combined Financial Statements give effect to: (A) the Company's acquisition on November 13, 1996, of Health Management, Inc.'s ("HMI") senior secured indebtedness (the "Indebtedness") under the credit agreement between HMI and its senior lenders (the "HMI Credit Agreement") for $21,262,500; (B) the Company's acquisition on January 14, 1997 of 8,964,292 newly issued shares (the "Newly Issued Shares") of HMI's common stock, representing approximately 49% of HMI's outstanding common stock (after giving effect to the purchase of the Newly Issued Shares) for $1 per share or $8,964,292, which actual cash outlay was reduced by $4,649,685, advanced to HMI for working capital purposes between November 12, 1996 and January 14, 1997; and (C) borrowings under the Company's $100 million senior secured revolving credit facility (the "Credit Facility") to fund the transactions (the "Borrowings") (collectively, the "Transactions").

   An unaudited pro forma balance sheet as of January 31, 1997 is not presented as the Transactions are reflected in the historical consolidated condensed balance sheet of the Company as of January 31, 1997.

   The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended October 31, 1996 presents the historical operations of the Company and the Pro Forma Combined Condensed Statement of Operations as if the Transactions had occurred on November 1, 1995. The equity in losses of HMI is derived from HMI's historical Statement of Operations for the twelve months ended October 31, 1996 (Unaudited). Such statement was derived by taking HMI's audited historical Statement of Operations for the year ended April 30, 1996, subtracting the historical operations for the six months ended October 31, 1995 and adding the historical operations for the six months ended October 31, 1996.

   The Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended January 31, 1997 presents the historical operations of the Company and the Pro Forma Combined Condensed Statement of Operations as if the Transactions had occurred on November 1, 1995. The equity in losses of HMI is derived from HMI's historical Statement of Operations (Unaudited) for the three months ended January 31, 1997.

   The acquisition of the Newly Issued Shares is accounted for under the equity method of accounting. Pro forma adjustments include fair value adjustments required under purchase accounting for the acquired assets and liabilities of HMI and are subject to revision. The final allocation of purchase price and the resulting amortization expense in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations will differ from the preliminary estimates due to the final allocation being based on: (i) actual closing date amounts of assets and liabilities and (ii) final appraised values of assets and liabilities.

   Pro forma adjustments are based on Management's estimates of the financial effects of the Transactions on the operations of the combined companies for the periods presented. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto and "Managements Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of HMI and notes thereto (included in this Form 8-K) and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations". The Unaudited Pro Forma Combined Statement of Operations does not purport to present the results of operations of the Company had the transactions assumed herein occurred at the beginning of fiscal 1996, nor is it indicative of the results of operations which may be achieved in the future.

                        TRANSWORLD HOME HEALTHCARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           Year Ended October 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                             Year Ended
                                                                             October 31,
                                                                                1996                               Transworld
                                                                             Transworld                               Home
                                                                                Home          Pro Forma          HealthCare,Inc.
                                                                           HealthCare,Inc.   Adjustments           Pro Forma
Net revenues ........................................................         $76,304         $   --               $ 76,304
Cost of revenues ....................................................          34,680             --                 34,680
                                                                              -------         --------             --------
Gross profit ........................................................          41,624             --                 41,624
Selling, general and administrative
    expenses ........................................................          33,552             --                 33,552
                                                                              -------         --------             --------
Operating income ....................................................           8,072             --                  8,072
Interest expense (income), net ......................................           4,352              706 (a)            5,058
Equity in losses of HMI .............................................            --             11,235 (b)           11,235
                                                                              -------         --------             --------
Income (loss) before income taxes and
    extraordinary loss ..............................................           3,720          (11,941)              (8,221)
Provision (benefit) for income taxes ................................           1,702             (324)(c)            1,378
                                                                              -------         --------             --------
          Income (loss) before extraordinary loss ...................         $ 2,018         $(11,617)            $ (9,599)
                                                                              =======         ========             ========

Income per share of common stock before extraordinary loss:
    Primary .........................................................         $  0.26             --               $  (1.24)
    Fully diluted ...................................................         $  0.26             --               $  (1.23)

Weighted average number of shares outstanding:
    Primary .........................................................           7,741             --                  7,741
    Fully diluted ...................................................           7,833             --                  7,833

                        TRANSWORLD HOME HEALTHCARE, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       Three Months Ended January 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                        Three Months Ended
                                                                             January 31,
                                                                                1997                               Transworld
                                                                             Transworld                               Home
                                                                                Home          Pro Forma          HealthCare,Inc.
                                                                           HealthCare,Inc.   Adjustments           Pro Forma
Net revenues ........................................................         $20,297         $   --               $ 20,297
Cost of revenues ....................................................           9,489             --                  9,489
                                                                              -------         --------             --------
Gross profit ........................................................          10,808             --                 10,808
Selling, general and administrative
    expenses ........................................................           8,486             --                  8,486
                                                                              -------         --------             --------
Operating income ....................................................           2,322             --                  2,322
Interest income .....................................................            (682)             301 (a)             (381)
Interest expense ....................................................             998              140 (b)            1,138
Equity in losses of HMI .............................................            --              8,379 (c)            8,379
                                                                              -------         --------             --------
Income (loss) before income taxes ...................................           2,006           (8,820)              (6,814)
Provision (benefit) for income taxes ................................             883             (195)(d)              688
                                                                              -------         --------             --------
          Net income (loss) .........................................         $ 1,123         $ (8,625)            $ (7,502)
                                                                              =======         ========             ========

Net income per share of common stock:
    Primary .........................................................         $  0.10             --               $   (.68)
    Fully diluted ...................................................         $  0.10             --               $   (.68)

Weighted average number of shares outstanding:
    Primary .........................................................          11,083             --                 11,083
    Fully diluted ...................................................          11,085             --                 11,085

                        TRANSWORLD HOME HEALTHCARE, INC.
                          NOTES TO PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended October 31, 1996
                     (In thousands, except per share data)
                                  (Unaudited)


(a) Interest expense (income), net:
    To book adjustments to interest expense to reflect interest charged on pro forma debt under the Credit Facility as follows:
                    Interest expense on cash borrowed to acquire HMI's senior secured indebtedness ($21,263) at 7% (rate at January 31,
                            1997, net of .5% unused commitment fee)  . . . . . . . . . . . . . . . . . .     $  1,488
                    Interest expense on cash borrowed to acquire 8,964 shares of HMI's common stock for a cash purchase price of $8,964 at 7% (net of
                            .5% unused commitment fee) . . . . . . . . . . . . . . . . . . . . . . . . .          628
    To book adjustments to interest income to reflect:
            Interest earned on HMI's senior secured indebtedness under the  HMI
                    Credit Agreement, at face value ($28,350) at 9.75%, net of
                            inter-company interest income (49%). . . . . . . . . . . . . . . . . . . . .       (1,410)
                                                                                                            ---------
                                                                                                             $    706
                                                                                                            =========

    A change in interest rates by one-eighth of a percent (1/8%) would impact interest expense by $38 and interest income by $18.

(b) Equity in losses of HMI:
    To record the amortization of goodwill associated with the stock purchase of
            49% of HMI's outstanding common stock as follows:
                    Purchase price in cash for 8,964 (at $1.00 per share) of newly issued
                        shares of HMI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  8,964
                    Acquisition related costs (legal, tax and accounting contingencies) . . .  . . . . .        1,225
                    Historical liabilities assumed (49%) . . . . . . . . . . . . . . . . . . . . . . . .       31,532
                    Fair value adjustments to historical liabilities assumed (49%):                            (3,473)
                                                                                                            ---------
                             Total cost of acquisition . . . . . . . . . . . . . . . . . . . . . . . . .       38,248
                    Less:
                        Historical assets (49%)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38,443
                        Fair value adjustments to historical assets (goodwill and deferred taxes)
                            (49%)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (16,505)
                                                                                                            ---------
                              Goodwill associated with the stock purchase of 49% of
                                   HMI's outstanding common stock  . . . . . . . . . . . . . . . . . . .     $ 16,310
                                                                                                            =========

    Amortization of goodwill straight line over thirty years . . . . . . . . . . . . . . . . . . . . . .     $    544
    Elimination of HMI's goodwill amortization (49%) . . . . . . . . . . . . . . . . . . . . . . . . . .         (595)
    To record 49% of HMI's ($25,488) historical net loss for the twelve months ended
            October 31, 1996   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12,489
    To record 49% of pro forma adjustments to HMI's selling, general and administrative expenses (net of tax effect using HMI's historical effective tax rate for the period of 12%) as follows:
                Elimination of transaction related legal expenses (49%)  . . . . . . . . . . . . . . . .          (11)
                Elimination of inter-company interest expense (49%) on HMI's senior secured
                    indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,192)
                                                                                                            ---------
                                                                                                               11,235
                                                                                                            =========

(c) Provision (benefit) for taxes:
    Adjustment to tax expense on net taxable income attributable to pro forma adjustments and to reflect a consolidated effective tax rate indicative of the
            combined companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (324)
                                                                                                            =========

                        TRANSWORLD HOME HEALTHCARE, INC.
                          NOTES TO PRO FORMA COMBINED
                       CONDENSED STATEMENT OF OPERATIONS
                  For the Three Months Ended January 31, 1997
                     (In thousands, except per share data)
                                  (Unaudited)


(a) Interest income:
    To book adjustments to interest income to reflect:
            Interest earned on HMI's senior secured indebtedness under the  HMI
                    Credit Agreement, acquired by the Company, at face value ($28,350) at 9.75% from
                    November 1, 1996 through November 12, 1996 . . . . . . . . . . . . . . . . . . . . .    $     (92)
            Elimination of interest earned on cash loaned to HMI for working capital purposes
                    ($4,649) at 9.75%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           54
            Elimination of inter-company interest (49%) of HMI's senior secured indebtedness . . . . . .          339
                                                                                                            ---------
                                                                                                            $     301
                                                                                                            =========
    A change in interest rates by one-eighth of a percent (1/8%) would impact interest income by $5.

(b) Interest expense:
    To book adjustments to interest expense to reflect interest charged on pro forma debt under the Credit Facility from November 1, 1996 to the date of actual borrowing as follows:
                    Interest expense on cash borrowed to acquire HMI's senior secured indebtedness ($21,263) at 7% (rate at January 31, 1997,
                              net of .5% unused commitment fee) . . . . . . . . . . . . . . . . . . . . .    $     50
                    Interest expense on cash borrowed to loan to HMI for working capital
                            purposes ($4,649) at 7% (net of .5% commitment fee) . . . . . . . . . . . . .          28
                    Interest expense on cash borrowed to acquire 8,964 shares of HMI's common stock for a cash purchase price of $8,964, which actual cash outlay was reduced by the $4,649 advanced for working capital purposes
                                ($4,315) at 7% (net of .5% unused commitment fee). . . . . . . . . . . . .         62
                                                                                                            ---------
                                                                                                             $    140
                                                                                                            =========
    A change in interest rates by one-eighth of a percent (1/8%) would impact interest expense by $10.

(c) Equity in losses of HMI:
    To record the amortization of goodwill associated with the stock purchase of
            49% of HMI's outstanding common stock as follows:
                    Purchase price in cash for 8,964 (at $1.00 per share) of newly issued
                        shares of HMI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  8,964
                    Acquisition related costs (legal, tax and accounting contingencies) . . .  . . . . .        1,225
                    Historical liabilities assumed (49%) . . . . . . . . . . . . . . . . . . . . . . . .       31,532
                    Fair value adjustments to historical liabilities assumed (49%):                            (3,473)
                                                                                                            ---------
                             Total cost of acquisition . . . . . . . . . . . . . . . . . . . . . . . . .       38,248
                    Less:
                        Historical assets (49%)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38,443
                        Fair value adjustments to historical assets (goodwill and deferred
                            taxes) (49%) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (16,505)
                                                                                                            ---------
                              Goodwill associated with the stock purchase of 49% of
                                   HMI's outstanding common stock  . . . . . . . . . . . . . . . . . . .     $ 16,310
                                                                                                            =========

    Amortization of goodwill straight line over thirty years  . . . . . . . . . . . . . . . . . . . . . .    $    136
    Elimination of HMI's goodwill amortization (49%) . . . . . . . . . . . . . . . . . . . . . . . . . .         (145)
    To record 49% of HMI's ($18,515) historical net loss for the three months ended
            January 31, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,072
    To record 49% of pro forma adjustments to HMI's selling, general and administrative expenses (not tax effected as HMI historically booked no tax provision for the period)
            as follows:
                Elimination of transaction related legal and accounting expenses (49%)  . .. . . . . . .          (26)
                Elimination of transaction related payments to executives (49%)  . . . . . . . . . . . .          (74)
                Elimination of transaction related investment banking fees (49%) . . . . . . . . . . . .         (245)
                Elimination of inter-company interest expense (49%) of HMI's senior
                        secured indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (339)
                                                                                                            ---------
                                                                                                             $  8,379
                                                                                                            =========

(d) Provision (benefit) for taxes:
    Adjustment to tax expense on net taxable income attributable to pro forma adjustments and to reflect a consolidated effective tax rate indicative of the
            combined companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    (195)
                                                                                                            =========

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Transworld Home HealthCare, Inc.
                                                  (Registrant)


Date:  March 27, 1997                     By: /s/ Wayne A. Palladino
                                             --------------------------
                                              Wayne A. Palladino
                                              Senior Vice President and
                                              Chief Financial Officer